UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2015

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2015, Novavax, Inc. (the “Company”), entered into a Second Amendment to the License Agreement (the “License Amendment”) with Wyeth Holdings LLC (formerly known as Wyeth Holdings Corporation, “Wyeth”), which amends that certain License Agreement dated July 5, 2007 between the Company and Wyeth (as previously amended by the First Amendment to the License Agreement, dated March 17, 2010, the “License Agreement”). The License Amendment, among other things, restructures a $3 million milestone payment owed as a result of the Company’s Indian joint venture, CPL Biologics Private Limited, initiation of a Phase 3 clinical trial for its recombinant trivalent seasonal virus-like particle (“VLP”) influenza vaccine candidate in 2014. Under the License Amendment the milestone payment, which may increase slightly over time, shall be due in connection with the initiation of a Phase 3 clinical trial for the initial seasonal influenza VLP vaccine candidate being developed outside India, but in any case such payment shall be due no later than December 31, 2017. The License Amendment also restructures the final milestone payment to apply to the initial seasonal influenza VLP vaccine candidate being developed outside India. Thus, the aggregate milestone payments for a seasonal influenza VLP vaccine candidate developed and commercialized is increased from $14 million to up to $15 million. In connection with the execution of the License Amendment, the Company agreed to pay a one-time only, upfront payment to Wyeth. The License Amendment also increases annual license maintenance fees associated with VLP vaccine candidates from $0.2 to $0.3 million per year. The License Agreement as amended will remain effective as long as at least one claim of the licensed patent rights covers the manufacture, sale or use of any product; unless terminated sooner at the Company’s option or by Wyeth for an uncured breach by the Company.

The foregoing description of the License Amendment is qualified in its entirety by reference to the Company’s License Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Second Amendment to License Agreement between Wyeth Holdings LLC and Novavax, Inc., dated as of September 1, 2015

* Certain information omitted pursuant to a request for confidential treatment filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc. (Registrant)

Date: September 8, 2015	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Second Amendment to License Agreement between Wyeth Holdings LLC and Novavax, Inc., dated as of September 1, 2015

* Certain information omitted pursuant to a request for confidential treatment filed with the SEC.